EXHIBIT 10.4

NATIONAL PENN BANCSHARES, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT
BETWEEN
NATIIONAL PENN BANCSHARES, INC.

AND

____________________
(the Grantee)

Date of Grant:	February 23, 2009
Number of Shares:	__________ shares
End of Restricted Period: (Vesting Period):	February 23, 2012

NATIONAL PENN BANCSHARES, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement dated as of February 23, 2009, between National Penn Bancshares, Inc. (the "Corporation") and (the "Grantee"),

WITNESSETH:

1.           Grant of Restricted Stock

Pursuant to the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan (the "Plan"), this Agreement confirms the Corporation's grant to the Grantee, subject to the terms and conditions of the Plan and to the terms and conditions set forth herein, of an aggregate of _________ shares of common stock (without par value) of the Corporation (“shares of Restricted Stock”).

2.           Terms and Conditions

It is understood and agreed that the grant of shares of Restricted Stock is subject to the following terms and conditions:

(a)           Restricted (Vesting) Period.  The period of time during which the transfer of shares of Restricted Stock is restricted is from the date of this Agreement through the later of February 15, 2012 and the last day of the period during which the Corporation or any of its affiliates has any obligation under the Troubled Asset Relief Program, other than an obligation arising solely from the issuance of warrants to the U.S. Department of Treasury (the “Restricted Period”).  The time period restriction will lapse, and the Restricted Stock will vest upon the expiration of the Restricted Period, but only if the Grantee remains continuously employed by the Corporation or a subsidiary of the Corporation through the end of the Restricted Period or as otherwise provided herein.

(b)           Performance Restrictions.  In addition to the time restrictions set forth in Section 2(a), the shares of Restricted Stock are issued subject to the following performance goals for years 2009 and 2010 (collectively, the “Performance Restrictions”), and shall only vest if and to the extent that the Performance Restrictions are fully satisfied.  Performance results shall be determined by the Committee promptly after the end of year 2010 and shall be interpolated as necessary between the various targets to determine vesting and forfeiture on account of the Performance Restrictions at that time:

Measure	Threshold	Target	Maximum
1) Interest Expense on Deposits to Average Deposits Percentage Improvement Goal vs. Peers (NOTE: As of 12/2/08, in bottom quartile vs. peers)	Fourth Quintile	Third Quintile	Second Quintile
2) Sustained Strong Asset Quality vs. Peers Using four measures vs. Peers (NOTE: As of 12/2/08, in top quartile vs. peers)	Top Quartile in 2 of 4	Top Quartile in 3 of 4	Top Quartile in 4 of 4
____________________
1.  The two performance measures are independent of each other and each is weighted equally – i.e., each is worth 50% of the total grant award.
2.  Interest Expense on Deposits to Average Deposits will be measured for the second six months of 2010.
3.  Asset Quality will be measured for the entire 24 month period of 1/1/09 through 12/31/10.

(c)           Escrow and Custody of Shares.  Unless and until the shares of Restricted Stock vest as provided in Section 2(a) and 2(b), such shares will be registered in the name of the Grantee and issued in certificate form, and such certificate or certificates will be held by the Secretary of the Corporation as escrow agent (“Escrow Agent”) and may not be sold, transferred, pledged, assigned or otherwise alienated, hypothecated or disposed of until the termination of the Restricted Period and the satisfaction of the Performance Restrictions. The Corporation may instruct the transfer agent for its common stock to place a legend on the certificates representing the shares of Restricted Stock or otherwise mark its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing such shares of Restricted Stock will not be delivered by the Escrow Agent to the Grantee unless and until the shares of Restricted Stock have vested and all other terms and conditions in this Agreement have been satisfied.  The Escrow Agent may, in its discretion, elect to enter into alternative arrangements for the escrow of the shares of Restricted Stock, if, in the Escrow Agent’s discretion, such shares are issued in book-entry form.

(d)           Dividend and Voting Rights.  The shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to shares of the Corporation’s common stock during the Restricted Period.  The Grantee may exercise full voting rights with respect to the shares of Restricted Stock during the Restricted Period.

(e)           Forfeiture.   Notwithstanding any contrary provision of this Agreement, the balance of the shares of Restricted Stock that do not vest at the end of the Restricted Period pursuant to Section 2(a) and 2(b) will thereupon be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation. The Grantee hereby appoints the Escrow Agent, with full power of substitution, as the Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Grantee to take any action and execute all documents and instruments, including without limitation stock powers, which may be necessary to transfer the unvested shares of Restricted Stock and the certificate or certificates representing the same to the Corporation upon determination of such vesting.

(f)           Death, Disability, Retirement or other Termination of Employment.  If the Grantee's employment with the Corporation or a subsidiary terminates due to death, Disability (as defined in the Plan) or Retirement (as defined in the Plan and also including a voluntary termination of employment at age 60 or more), or if the Corporation or a subsidiary terminates the Grantee’s employment not for Cause (as defined in the Plan), any remaining Restricted Period shall automatically terminate and lapse immediately, but the Performance Restrictions shall remain in full force and effect. If the Grantee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), at the time of the termination of his or her employment with the Corporation and if any amount(s) that are payable under this Agreement due to the termination of his or her employment are subject to Section 409A(a)(2)(B), then the Grantee agrees to have such amount(s) paid on the first day of the sixth month anniversary after the date of his or her termination of employment.

(g)           Termination for Cause.  If the Corporation or a subsidiary terminates the Grantee’s employment for Cause (as defined in the Plan), any shares of Restricted Stock still subject to a Restricted Period shall automatically be forfeited and returned to the Corporation.

(h)           Transferability. All rights with respect to the shares of Restricted Stock shall be exercisable during the Grantee’s lifetime only by the Grantee. Prior to the lapse of the Restricted Period and the Performance Restrictions, the shares of Restricted Stock shall be transferable only by Will or by the laws of descent and distribution.

(i)           Adjustment and Substitution of Shares.  If any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Corporation affecting the Corporation’s shares of common stock shall occur, the number and class of shares of Restricted Stock shall be adjusted or substituted for, as the case may be, as shall be determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of rights, and provided that the number of shares shall always be a whole number. Any adjustment or substitution pursuant to this Section 2(i) shall meet the requirements of Section 409A of the Code and shall be final and binding upon the Grantee.

(j)           No Right To Continued Employment.  This grant of shares of Restricted Stock shall not confer upon the Grantee any right to continue as an employee of the Corporation or subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

(k)           Compliance with Law and Regulations.  This grant of shares of Restricted Stock shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Corporation shall not be required to issue or deliver any certificates for common shares prior to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (2) the listing of such shares on any stock exchange on which the common shares may then be listed, or upon the
Nasdaq Stock Market if the common shares are then listed thereon, and (3) compliance with all other applicable laws, regulations, rules and orders which may then be in effect.

(l)           Change-in-Control.  If any "Change-in-Control" (as defined in the Plan) occurs, the Restricted Period shall immediately lapse and the Performance Restrictions shall be deemed immediately satisfied in full.

3.           Investment Representation

The Committee may require the Grantee to furnish to the Corporation, prior to the issuance of any shares of Restricted Stock, an agreement (in such form as such Committee may specify) in which the Grantee represents that the shares acquired by him or her are being acquired for investment and not with a view to the sale or distribution thereof.

4.           Grantee Bound by Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan, as in effect on the date hereof and as it may be amended from time to time in accordance with its terms, all of which terms and provisions are incorporated herein by reference.  If there shall be any inconsistency between the terms and provisions of the Plan, as in effect from time to time, and those of this Agreement, the terms and provisions of the Plan, as in effect from time to time, shall control.

5.         Committee

All references herein to the “Committee” mean the Compensation Committee of the Board of Directors of the Corporation (or any successor committee designated by the Board of Directors to administer the Plan).

6.           Section 83(b) Election

The Grantee acknowledges that an election under Section 83(b) of the Code  may be available to the Grantee for Federal income tax purposes and that such election, if desired, must be made within thirty (30) days of the date of this Agreement. The Grantee acknowledges that whether to make such election is the responsibility of the Grantee, not the Corporation, and that the Grantee should consult the Grantee’s tax advisor with respect to the election and all other tax aspects associated with this Agreement. The Grantee may make the election as to any or all of the Restricted Stock.

7.           Withholding of Taxes

The Corporation may require as a condition precedent to the issuance of any shares of Restricted Stock, or their release from the escrow established under Section 2(c), that appropriate arrangements be made for the withholding of any applicable Federal, state and local taxes.

8.           Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law provisions calling for the application of laws of another jurisdiction.

9.           Notices

Any notice hereunder to the Corporation shall be addressed to it at its office, Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, Attention: Corporate Secretary, and any notice hereunder to Grantee shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

IN WITNESS WHEREOF, National Penn Bancshares, Inc. has caused this Agreement to be executed and the Grantee has executed this Agreement, both as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.
                                                                                                                                                   GRANTEE

By: ___________________________	____________________________ (Signature)
J. Ralph Borneman, Jr. Chairman, Compensation Committee	____________________________ (Print Name
____________________________ (Print Address)